REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of:
ESP Resources, Inc.
(a wholly owned subsidiary of ESP Enterprises, Inc.)

We have audited the accompanying consolidated balance sheets of ESP Resources, Inc. and Subsidiary (the “Company”) (a wholly owned subsidiary of ESP Enterprises, Inc.) as of December 31, 2007 and 2006, and the related consolidated statement of operations, changes in stockholders’ deficit and cash flow for the year ended December 31, 2007 and the period from November 20, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of the Company as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the year ended December 31, 2007 and the period from November 20, 2006 (inception) through December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the consolidated financial statements, the Company has a net loss of $412,312, a negative cash flow from operations of $407,110, a working capital deficiency of $121,696 and a stockholders' deficiency of $412,737. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
April 7, 2009

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Consolidated Balance Sheets
December 31, 2007 and 2006

ASSETS
	2007	2006
CURRENT ASSETS
Cash and cash equivalents	$132,823	$100
Accounts receivable, net	185,804	-
Inventories, net	147,015	-
Prepaid expenses and other current assets	5,224	2,611

Total current assets	470,866	2,711

Property and equipment, net	301,267	-
Other assets	41,358	-

TOTAL ASSETS	$813,491	$2,711

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$112,749	$4,863
Factoring payable	165,146	-
Accrued expenses	13,447	173
Due to related parties	100	100
Current maturities of long-term debt	57,728	-

Total current liabilities	349,170	5,136

Loan from investor	700,000	-
Long-term debt (less current maturities)	177,058	-

Total liabilities	1,226,228	5,136

STOCKHOLDERS' DEFICIT
Common stock ($0.001 par value – 1,200,000,000 shares
authorized, 14,634,146 and 10,731,707 shares issued and
outstanding, respectively)	14,634	10,732
Additional paid-in capital	(11,634)	(8,732)
Subscription receivable	(1,000)	(2,000)
Accumulated deficit	(414,737)	(2,425)
Total stockholders' deficit	(412,737)	(2,425)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$813,491	$2,711

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Consolidated Statements of Operations

		For the
		Period
		November 20,
	For the	2006
	Year	(Inception)
	Ended	to
	December 31,	December 31,
	2007	2006

SALES, NET	$697,122	$-
COST OF GOODS SOLD	644,985	-

GROSS PROFIT	52,137	-

GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative	428,897	2,680
Loss on sale of assets	429	-
Total general and administrative expenses	429,326	2,680

LOSS FROM OPERATIONS	(377,189)	(2,680)

OTHER INCOME (EXPENSES)
Interest Expense	(4,920)	(173)
Factoring Fees	(29,979)	-
Interest Income	37	-
Miscellaneous Expense	(261)	-
Total Other Income (Expenses)	(35,123)	(173)

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(412,312)	(2,853)

PROVISION FOR INCOME TAXES (BENEFIT)	-	(428)

NET LOSS	$(412,312)	$(2,425)

Basic and diluted loss per share	$(0.03)	$(0.00)

Basic and diluted weighted average common shares	12,859,338	1,205,479

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Statement of Stockholders’ Deficit
For the Years Ended December 31, 2007 and 2006

			Additional
	Common Stock		Paid-in	Subscription	Accumulated
	Number *	Par Value	Capital	Receivable	Deficit	Total
Balance, inception	-	$-	$-	$-	$-	$-

Stock issued for cash	10,731,707	10,732	(8,732)	(2,000)	-	-
Net loss for the period	-	-	-	-	(2,425)	(2,425)

Balance, December 31, 2006	10,731,707	10,732	(8,732)	(2,000)	(2,425)	(2,425)

Collection of subscription
receivable	-	-	-	2,000	-	2,000
Acquisition of ESP Petrochemicals	3,902,439	3,902	(2,902)	(1,000)	-	-
Net loss for period	-	-	-		(412,312)	(412,312)

Balance, December 31, 2007	14,634,146	$14,634	$(11,634)	$(1,000)	$(414,737)	$(412,737)

*	The common stock issued has been retroactively restated to reflect the one for twenty reverse stock split which was effective January 27, 2009.

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Consolidated Statements of Cash Flow

		For the Period
		from Inception
	Year ended	through
	December 31,	December 31,
	2007	2006
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(412,312)	$(2,425)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation	39,208	-
Allowance for uncollectible accounts	65,243	-
Loss on disposal of fixed assets	429	-
Change in operating assets and liabilities:
Accounts receivable	80,856	-
Inventory	(96,894)	-
Prepaid expenses	7,946	(2,611)
Accounts payable	(68,680)	4,863
Accrued expenses	(22,906)	173
Net cash used in operating activities	(407,110)	-

CASH FLOW FROM INVESTING ACTIVITIES
Cash received from merger, net	7,924	-
Restricted cash	(17,855)	-
Purchase of property and equipment	(15,447)	-
Net cash used in investing activities	(25,378)	-

CASH FLOW FROM FINANCING ACTIVITIES
Bank overdraft	(9,048)	-
Proceeds from issuance of common stock	2,000	-
Repayment of notes payable	(93,699)	-
Due to Stockholder	-	100
Loan from investor	700,000	-
Loan payable – related party	(34,042)	-
Net cash provided by financing activities	565,211	100

Net increase in cash during the period	132,723	100
Cash, beginning of the period	100	-

Cash, end of the period	$132,823	$100

Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(A)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Business

ESP Resources, Inc. was incorporated in the State of Delaware on November 20, 2006. On June 15, 2007, ESP Resources acquired all of the stock of ESP Petrochemicals, Inc., which was incorporated in the State of Louisiana on November 7, 2006. The transaction has been accounted for as a purchase. ESP Petrochemicals, Inc. sells and blends chemicals for use in the oil and gas industry to customers primarily located in the Gulf of Mexico and Gulf States region.

Principles of Consolidation

The consolidated financial statements for the period ended December 31, 2006 include ESP Resources, Inc. for the period November 20, 2006 (date of inception) to December 31, 2006. The consolidated financial statements for the period ended December 31, 2007 includes ESP Resources, Inc. for the year ended December 31, 2007 and its wholly owned subsidiary, ESP Petrochemicals, Inc. from June 15, 2007 to December 31, 2007. All significant inter-company balances and transactions have been eliminated in the consolidation. ESP Resources, Inc. and its subsidiary ESP Petrochemicals, Inc. are hereinafter referred to as the “Company”.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2007 or 2006.

Accounts Receivable

The Company generally does not require collateral, and the majority of its trade receivables are unsecured. The carrying amount for accounts receivable approximates fair value.

On February 2, 2007, the Company entered into a combined account factoring and security agreement with Midsouth Bank, which was renewed on June 20, 2007 and expires April 30, 2009. Under the terms of the agreement the Company may obtain advances up to 87 percent of eligible accounts receivable, subject to a three percent factoring fee, and ten percent held in a reserve account, which is released to the Company upon payment of the receivable. The factoring agreement is subject to a revolving line of credit master note, which limits borrowing to $190,000. The limit has been subsequently increased to $250,000. The line of credit is payable upon demand, or if no demand is made then monthly payments of interest at 15 percent. All outstanding principle plus accrued unpaid interest is due on April 30, 2008. The payment terms of the line of credit will not be enforced while the factoring agreement is in effect. The line of credit is secured by all inventory, accounts , and equipment of the Company and a commercial guarantee of a Company stockholder. The total borrowings under the factoring agreement at December 31, 2007 were $165,146 with $17,855 held in a restricted cash reserve account.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Accounts Receivable at December 31, 2007 and 2006 consisted of the following:

	2007	2006
Trade receivables	$185,804	$-
Receivable – Peak	65,243	-
Less: Allowance for doubtful accounts	(65,243)	-
	$185,804	$-

For the year ended December 31, 2007 and the period ended December 31, 2006, the Company recorded a provision for doubtful accounts of $65,243 and $0, respectively.

Inventory

Inventory represents raw and blended chemicals and other items valued at the lower of cost or market with cost determined using the first-in first-out method, and with market defined as the lower of replacement cost or realizable value.

As of December 31, 2007 and 2006, inventory consisted of:

	2007	2006
Raw materials	$111,157	$-
Finished goods	35,858	-
	$147,015	$-

Property and Equipment

Property and equipment of the Company is stated at cost. Expenditures for property and equipment which substantially increase the useful lives of existing assets are capitalized at cost and depreciated. Routine expenditures for repairs and maintenance are expensed as incurred.

Depreciation is provided principally on the straight-line method over the estimated useful lives ranging from five to seven years for financial reporting purposes.

Income Taxes

The Company accounts for income taxes under the Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (“Statement 109”). Under Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising

Advertising costs are charged to operations when incurred. Advertising expenses for the year ended December 31, 2007 and the period ended December 31, 2006 was $196 and $0, respectively.

Concentrations

The Company and its subsidiary maintain balances at one bank. Accounts at that institution are insured by the Federal Deposit Insurance Corporation up to $100,000 as of December 31, 2007. At December 31, 2007 and 2006, the Company had $17,309 and $- of uninsured balances, respectively.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

The Company has four major customers that together account for 83% of accounts receivable at December 31, 2007 and three major customers that together account for 70% of the total revenues earned for the year then ended.

	Accounts
	Receivable	Revenue
Customer A	28%	19%
Customer B	22%	0%
Customer C	18%	0%
Customer D	15%	40%
Customer E	0%	11%
	83%	70%

The Company had three vendors that together accounted for 77% of purchases for the year ended December 31, 2007.

Revenue and Cost Recognition

The Company recognizes revenue from the sale of petro-chemical at the time title to the products transfers, the amount is fixed and determinable, evidence of an agreement exists and the customer bears the risk of loss. Amounts billed to customers in sales transactions related to shipping and handling represent revenues earned for the goods provided and are included in sales. Costs of shipping and handling are included in the cost of goods sold.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Fair Value of Financial Instruments

The carrying amounts of the company’s financial instruments including accounts payable, accrued expenses, and notes payable approximate fair value due to the relative short period for maturity these instruments.

Recent Accounting Pronouncements

In September 2006, the Financial Standards Board (FASB) issued SFAS No. 157, “Fair Value Measurements”. The objective of SFAS 157 is to increase consistency and comparability in fair value measurements and to expand disclosures about fair value measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements and does not require any new fair value measurements.

The provisions of SFAS No. 157 are effective for fair value measurements made in fiscal years beginning after November 15, 2007. The adoption of this statement is not expected to have a material effect on the Company’s future reported financial position or results of operations.

In February 2007, the Financial Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157, “Fair Value Measurements”. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

In December 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51”.

This statement improves the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require; the ownership interests in subsidiaries held by parties other than the parent and the amount of consolidated net income attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of income, changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary be accounted for consistently, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value, entities provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. SFAS No. 160 affects those entities that have an outstanding noncontrolling interest in one or more subsidiaries or that deconsolidate a subsidiary. SFAS No. 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. Early adoption is prohibited. The adoption of this statement is not expected to have a material effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133”. This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures.

SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles.” SFAS No. 162 identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The current GAAP hierarchy has been criticized because it is directed to the auditor rather than the entity, it is complex, and it ranks FASB Statements of Financial Accounting Concepts, which are subject to the same level of due process as FASB Statements of Financial Accounting Standards, below industry practices that are widely recognized as generally accepted but that are not subject to due process.

The Board believes the GAAP hierarchy should be directed to entities because it is the entity (not its auditors) that is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS 162 is effective 60 days following the SEC’s approval of PCAOB Auditing Standard No. 6, Evaluating Consistency of Financial Statements (AS/6). The adoption of FASB 162 is not expected to have a material impact on the Company’s financial position.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-an interpretation of FASB Statement No. 60.” Diversity exists in practice in accounting for financial guarantee insurance contracts by insurance enterprises under FASB Statement No. 60, “Accounting and Reporting by Insurance Enterprises”. This results in inconsistencies in the recognition and measurement of claim liabilities. This statement requires that an insurance enterprise recognize a claim liability prior to an event of default (insured event) when there is evidence that credit deterioration has occurred in an insured financial obligation. This statement requires expanded disclosures about financial guarantee insurance contracts. The accounting and disclosure requirements of the Statement will improve the quality of information provided to users of financial statements. SFAS 163 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The adoption of FASB 163 is not expected to have a material impact on the Company’s financial position.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Reclassification of prior year amounts

Certain prior year accounts have been reclassified to reflect current year presentation.

(B)	GOING CONCERN

The Company has a net loss of $412,312 and a negative cash flow from operations of $407,110.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s ability to continue operations will likely require additional capital. This condition raises substantial doubt about the Company’s ability to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenue, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern. If we fail to generate positive cash flow or obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

(C)	PLANT, PROPERTY AND EQUIPMENT

At December 31, 2007 and 2006, property and equipment includes the following:

	2007	2006
Plant, property and equipment	$93,037	$-
Vehicles	265,596	-
Office furniture and equipment	(65,243)	-
	369,227	-
Less: accumulated depreciation	(67,960)	-
	$301,267	$-

Depreciation expense for the year ended December 31, 2007 and for the period ended December 31 2006 was $39,208 and $0, respectively. The Company allocated $22,330 and $- of depreciation to cost of goods sold in 2007 and 2006, respectively.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(D)	LONG TERM DEBT

Long-Term Debt consisted of the following as of December 31, 2007 and 2006:

	2007	2006
Note payable to Midsouth Bank dated May 2007. The note bears interest at the rate of 12 percent per annum and is payable in monthly installments of $194, maturity May 2012. The note is secured by equipment and bank deposits.	$7,804	$-

Note payable to Midsouth Bank dated February 2007. The note bears interest at the rate of 12 percent per annum and is payable in monthly installments of $194, maturity February 2012. The note is secured by equipment and bank deposits.	6,508	-

Note payable to FMC dated January 2007. The note bears interest at the rate of 2.9 percent per annum and is payable in monthly installments of $945, maturing February 2012. The note is secured by a vehicle.	44,444	-

Note payable to FMC dated January 2007. The note bears interest at the rate of 2.9 percent per annum and is payable in monthly installments of $902, maturing February 2012. The note is secured by a vehicle.	42,457	-

Note payable to FMC dated January 2007. The note bears interest at the rate of 2.9 percent per annum and is payable in monthly installments of $902, maturing February 2012. The note is secured by a vehicle.	42,457	-

Note payable to FMC dated January 2007. The note bears interest at the rate of 2.9 percent per annum and is payable in monthly installments of $925, maturing February 2012. The note is secured by a vehicle.	43,532	-

Note assumed with vehicle purchase, payable to FMC dated December 2006. The note bears interest at the rate of 9.00 percent per annum and is payable in monthly installments of $724 maturing December 2011. The note is secured by a vehicle.	28,606	-

Note assumed with vehicle purchase, payable to St. Martin Bank dated December 2005. The note bears interest at the rate of 7.1 percent per annum and is payable in monthly $852 maturing December 2009. The note is secured by a vehicle.	18,978	-

Total	234,786	-
Less: Current Maturities	(57,728)	-

Total Long-Term Debt	$177,058	$-

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

Maturities of long-term debt are as follows:

2008	$57,728
2009	60,506
2010	53,005
2011	55,404
2012	8,143
Total	$234,786

(E)	COMMITMENTS AND CONTINGENCIES

In March 2007, the Company entered into a one-year lease for its facilities, expiring March 2008, in the amount of $3,117 per month. Rent expense related to this lease for the twelve months ended December 31, 2007 was $37,404.

In March 2007, the Company entered into a month-to-month lease for a forklift in the amount of $1,409 per month.

In February 2007, the Company entered into a lease for various chemical tanks with lease terms varying form six months to one year. Rental fees under this lease are determined on a per day basis in the amounts of $1.65 per day or $1.75 per day depending upon the model of tank used.

(F)	RELATED PARTY TRANSACTIONS

At December 31, 2007, the Company had balances due from stockholders in the amount of $20,000.

At December 2007, the Company had a balance due to a stockholder in the amount of $100 which was used to fund the initial operations of the Company.

At December 31, 2007, the Company had an accounts receivable balance due from a related company in the amount of $ 65,243 of which $65,243 was set up as an allowance relating to this balance. Sales to this related company amounted to $142,187 for the year ended December 31, 2007.

At December 31, 2007, the Company had an accounts payable balance due to a related company in the amount of $0. Purchases from this related company amounted to $284,044 for the year ended December 31, 2007.

(G)	ACQUISITION

On June 15, 2007, the Company entered into a Share-Exchange agreement for the acquisition of all outstanding shares of ESP Petrochemicals, Inc., a Louisiana corporation. ESP Resources issued 4,800,000 shares of common stock post reverse merger for 100% of the outstanding shares of ESP Petrochemicals, Inc.

Purchase Price	$800

Cash	$7,924
Accounts Receivable	331,903
Property and Equipment	325,457
Inventory	50,121
Prepaid Expenses	10,559
Deposit	3,503
Loan to Shareholder	20,000
Liabilities Assumed	(255,036)
Notes Payable, net	(493,631)
Net Assets Acquired	$800

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

The table below summarized the unaudited pro forma information of the results of operations as though the acquisition had been completed as of January 1, 2007 and January 1, 2006, respectively.

	2007	2006
Gross Revenue	$1,259,272	$-
Cost of Goods Sold	(891,343)	-
Total Expenses	(738,185)	(2,425)
Other Income (Expenses)	(42,056)	-
Net Loss Before Taxes	$(412,312)	$(2,425)
Loss per share	$(0.03)	$(0.00)
Weighted average shares	2,859,338	1,205,479

(H)	INCOME TAXES

Income taxes expense (benefit) for the periods ended December 31, 2007 and 2006 is summarized as follows:

	2007	2006
Current Federal	$-	$-
Deferred Federal	-	-
Income Tax Expense	$-	$-

The following table presents reconciliation between the reported income taxes and the income taxes that would be computed by applying the Company’s normal tax rate (34%) to income before taxes for the periods ended December 31:

	2007	2006
Federal Income Tax Expense (34%)	$(140,186)	$(825)
State Income Tax Expense (5.28%)	(21,770)	-
Tax effects of:
Disallowed Meals & Entertainment	5,492	-
Valuation allowance	156,464	-
Income Tax Expense	$-	$(825)

Effective Rate	0%	0%

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred Tax Assets:	$157,417	$825
Valuation Allowance	(157,417)	(825)
Total Deferred Tax Asset	$-	$-

As of December 31, 2007, the Company has a net operating loss carry forward of approximately $400,756 available to offset future taxable income through 2027. The valuation allowance at December 31, 2006 was $825. The net change in the valuation allowance for the year ended December 31, 2007 was an increase of $156,592.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Notes to Consolidated Financial Statements
December 31, 2007 and 2006

(I)	SUBSEQUENT EVENTS

During March 2008, the Company entered into a capital lease for the purchase of equipment for $42,837. The capital lease requires 60 monthly payments of $819 and contains a bargain purchase option.

On December 30, 2008, the Company entered into a share exchange agreement with Pantera Petroleum, Inc, whereby the Company’s parent exchanged 100% of the stock of the Company for approximate 76% of the stock in Pantera Petroleum, Inc. The transaction will be accounted for as a reverse merger and recapitalization by Pantera Petroleum, Inc.

In March 2008, the Company entered into a five-year lease for its facility, expiring March 2013, requiring monthly payments of $8,750. The Company has the option to renew the lease for a subsequent five-year term with monthly rent of $9,500. The Company also has the option to buy the facilities during the second year of the lease for the consideration of $900,000.

If the Company elects not to purchase the building during the second year of the lease, it has the option to purchase the building during the remainder of the initial term of the lease for an increased amount.

The landlord has agreed to construct a laboratory building on the premises and a tank filling area and the Company has agreed to pay the landlord an additional $20,000 at the end of the initial five year lease period if it does not renew the lease for the second five year term. The Company will amortize the additional costs over the initial period of the lease.

Minimum future lease commitments as of December 31, 2007, are summarized as follows:

Year ending December 31
2008	$96,732
2009	114,831
2010	114,831
2011	114,831
Thereafter	139,162
$580,387

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Condensed Consolidated Balance Sheets
September 30, 2008 and December 31, 2007

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$48,418	$132,823
Accounts receivable, net	237,692	185,804
Inventories, net	218,385	147,015
Prepaid expenses and other current assets	21,952	5,224
Due from related parties	52,700	-
Other receivables	20,000	-

Total current assets	599,147	470,866

Property and equipment, net	335,282	301,267
Other assets	31,814	41,358

TOTAL ASSETS	$966,243	$813,491

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable	$263,474	$112,749
Factoring payable	208,048	165,146
Accrued expenses	10,312	13,447
Due to stockholder	100	100
Current portion of capital lease	7,951	-
Current maturities of long-term debt	162,620	57,728

Total current liabilities	652,505	349,170

Deferred lease costs	38,000	-
Loan from investor	785,000	700,000
Capital lease obligation, net of current portion	29,825	-
Long-term debt (less current maturities)	29,410	177,058

Total liabilities	1,534,740	1,226,228

STOCKHOLDERS' DEFICIT
Common stock (.0001 par value - 100,000,000 shares authorized,
14,634,146 and 14,634,146 shares issued and outstanding, respectively)	14,634	14,634
Additional paid-in capital	(11,634)	(11,634)
Subscription receivable	(1,000)	(1,000)
Accumulated deficit	(570,497)	(414,737)
Total stockholders' deficit	(568,497)	(412,737)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$966,243	$813,491

The accompanying notes are an integral part of these condensed consolidated financial statements.

ESP Resources, Inc.
(A Wholly Owned Subsidiary of ESP Enterprises, Inc.)
Condensed Consolidated Statements of Operations
For the Nine Months Ended September 30, 2008 and 2007
(Unaudited)

	2008	2007

SALES, NET	$1,386,219	$331,529

COST OF GOODS SOLD	925,431	273,321

GROSS PROFIT	460,788	58,208

GENERAL AND ADMINISTRATIVE EXPENSES
General and administrative	215,014	165,781
Professional fees	121,164	58,627
Consulting fees	95,520	41,500
Salaries and wages	127,546	2,860
Loss on sale of assets	-	429
Total general and administrative expenses	559,244	269,197

LOSS FROM OPERATIONS	(98,456)	(210,989)

OTHER INCOME (EXPENSES)
Interest expense	(11,961)	(13,123)
Factoring fees	(44,606)	(21,518)
Interest income	104	36
Miscellaneous expense	(840)	(108)
Total other income (expenses)	(57,303)	(34,713)

Net loss before provision for income taxes	$(155,759)	$(245,702)

Provision for Income Taxes (benefit)	-	-

Net loss	$(155,759)	$(245,702)

Basic and diluted loss per share	$(0.01)	$(0.02)

Basic and diluted weighted average shares	14,634,146	12,266,858

The accompanying notes are an integral part of these condensed consolidated financial statements.

ESP Resources, Inc.
(A Wholly-Owned Subsidiary of ESP Enterprises, Inc.)
Condensed Consolidated Statements of Cash Flows
For the Nine Months ended September 30, 2008 and 2007
(Unaudited)

	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(155,759)	$(245,702)
Adjustments to Reconcile Net Loss to
Net Cash Used In Operating Activities:
Depreciation	61,736	15,044
Allowance for Uncollectible	-	65,243
Loss on disposal of fixed assets	-	429
Change in Assets and Liabilities:
Accounts Receivable	(51,888)	102,417
Inventory	(71,370)	(108,578)
Prepaid Expenses and other	(21,972)	(3,023)
Accounts Payable	150,725	(10,085)
Accrued Expenses	(3,135)	(45,574)
Net Cash Used In Operating Activities	(91,663)	(229,829)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash Received from Merger, Net	-	7,924
Restricted Cash	(5,209)	(14,140)
Loan to shareholder	-	(16,000)
Purchase of Property and Equipment	(12,918)	(11,677)
Net Cash Used In Investing Activities	(18,127)	(33,893)

CASH FLOWS FROM FINANCING ACTIVITIES
Factoring advances	42,902	-
Bank overdraft	-	(9,048)
Stock issued for cash	-	2,000
Repayment of Notes Payable, Net	(47,817)	(136,428)
Loan from Investor	-	700,000
Deferred lease costs	(2,000)	-
Loan Payable - Related Party	32,300	(34,042)
Net Cash Provided By Financing Activities	25,385	522,482

Net Increase (Decrease) in Cash	(84,405)	258,760

Cash at Beginning of Period	132,823	100

Cash at End of Period	$48,418	$258,860

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$6,897
Cash paid for income taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements.

ESP Resources, Inc.
(A Wholly-Owned Subsidiary of ESP Enterprises, Inc.)
Notes To Unaudited Condensed Consolidated Financial Statements
September 30, 2008

(A)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements present the balance sheet and statement of operations for the nine months ended September 30, 2008 and 2007 for ESP Resources, Inc. and its wholly owned subsidiary, ESP Petrochemicals, Inc. (the “Company”). ESP Resources, Inc. is a wholly owned subsidiary of ESP Enterprises, Inc.

Nature of the Business

ESP Resources, Inc., which was incorporated in the State of Delaware in November, 2006, was formed as a holding company for ESP Petrochemicals, Inc. On June 15, 2007, ESP Resources acquired all of the stock of ESP Petrochemicals Inc. ESP Petrochemicals Inc was incorporated in the State of Louisiana on November 7, 2006 and sells and blends chemicals for use in the oil and gas industry to customers primarily located in the Gulf of Mexico and Gulf States region.

Interim financial statements

The unaudited financial information furnished herein reflects all adjustments, which in the opinion of management are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented. These financial statements should be read in conjunction with the Company’s financial statements and notes thereto for the years ended December 31, 2007 included elsewhere in this document. The Company assumes that the users of the interim financial information herein have read or have access to the audited financial statements for the preceding fiscal year and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. Accordingly, footnote disclosure, which would substantially duplicate the disclosure contained in the Company’s audited financial statements for the year ended December 31, 2008, has been omitted. The results of operations for the nine-month period ended September 30, 2008 are not necessarily indicative of results for the entire year ending December 31, 2008.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments purchased with an original maturity of three months of less to be cash equivalents. The Company had no cash equivalents at September 30, 2008 and December 31, 2007.

Accounts Receivable

The total borrowings under the factoring agreement at September 30, 2008 and December 31, 2007 were $ 208,048 and $108,294 with $ 23,064 and $14,140 held in a restricted cash reserve account, respectively.

Inventory

As of September 30, 2008 and December 31, 2007 inventory consisted of:

	September 30,	December 31,
	2008	2007
Raw materials	$172,361	$111,157
Finished goods	41,299	35,858
	$213,660	$147,015

ESP Resources, Inc.
(A Wholly-Owned Subsidiary of ESP Enterprises, Inc.)
Notes To Unaudited Condensed Consolidated Financial Statements
September 30, 2008

Concentrations

The Company and its subsidiary maintain balances at one bank. Accounts at the institution are insured by the Federal Deposit Insurance Corporation up to $100,000 as of September 30, 2008 and December 31, 2007. At September 30, 2008 and December 31, 2007, the Company had $- and $17,309 of uninsured balances, respectively.

The Company has three major customers that together account for 74% of accounts receivable at September 30, 2008 and 36% of the total revenues earned for the nine months ended September 30, 2008.

	Accounts Receivable	Revenue
Customer A	16%	19%
Customer B	17%	8%
Customer C	41%	9%

	74%	36%

The Company has one vendor that accounted for 19% of purchases for the nine month period ended September 30, 2008.

The Company has four major customers that together account for 83% of accounts receivable at December 31, 2007 and three major customers that together account for 70% of the total revenues earned for the year then ended.

	Accounts Receivable	Revenue
Customer A	28%	19%
Customer B	22%	0%
Customer C	18%	0%
Customer D	15%	40%
Customer E	0%	11%
	83%	70%

The Company had three vendors that together accounted for 77% of purchases for the year ended December 31, 2007.

(B)	CAPITAL LEASE OBLIGATION

During March 2008, the Company leased a forklift from a bank under a capital lease. The economic substance of the lease is that the Company is financing the acquisition of the asset through the lease, and, accordingly, it is recorded in the Company’s assets and liabilities. The lease contains a bargain purchase option at the end of the lease term. The Company included $43,087 for the value of the capital lease and property and equipment.

The following is a schedule of the future minimum payments required under the lease together with their present value as of September 30, 2008:

ESP Resources, Inc.
(A Wholly-Owned Subsidiary of ESP Enterprises, Inc.)
Notes To Unaudited Condensed Consolidated Financial Statements
September 30, 2008

For the twelve months ending September 30,
2009	$9,831
2010	9,831
2011	9,831
2012	9,831
2013	3,208
Total future minimum lease payments	42,532
Less: Amounts representing interest	(4,756)
Present Value of Future Minimum Lease Payments	$37,776

(C)	SUBSEQUENT EVENT

On December 31, 2008, ESP Enterprises, Inc, the parent of ESP Resources, Inc. entered into an agreement for exchange of shares of stock with Pantera Petroleum, Inc. In this agreement, ESP Enterprises exchanged all of its shares of stock in its wholly owned subsidiary, ESP Resources, Inc. for shares of stock in Pantera Petroleum, Inc. which resulted in ESP Enterprises, Inc obtaining 14,634,146 shares or approximately 76.2% of the outstanding shares of Pantera Petroleum , Inc stock. ESP Resources, Inc. then became a wholly owned subsidiary of Pantera Petroleum, Inc.

(D)	GOING CONCERN

The Company has a net loss of $155,759 for the nine months ended September 30, 2008 and a negative cash flow from operations of $91,665 for the same period. As of September 30, 2008, the Company had a working capital deficiency of $53,358.

These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s ability to continue operations will likely require additional capital. The condition raises substantial doubt about the Company to continue as a going concern. We expect cash flows from operating activities to improve, primarily as a result of an increase in revenue, although there can be no assurance thereof. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. If we fail to generate positive cash flow of obtain additional financing, when required, we may have to modify, delay, or abandon some or all of our business and expansion plans.

(E)	COMMITMENTS AND CONTINGENCIES

In March 2008, the Company entered into a five-year lease requiring monthly payments of $8,750. The Company has the option to renew the lease for a subsequent five-year term with monthly rent of $9,500. The Company also has the option to buy the facilities during the second year of the lease for the consideration of $ 900,000. If the Company elects not to purchase the building during the second year of the lease, it has the option to purchase the building during the remainder of the initial term of the lease for an increased amount.

The land lord agreed to construct a laboratory building on the premises and a tank filling area with a fair value of $ 40,000 and the Company has agreed to pay the landlord an additional $20,000 at the end of the initial five year lease period if it does not renew the lease for the second five year term. The Company will amortize the additional costs over the initial period of the lease.

In February 2007, the Company entered into a lease for various chemical tanks with lease terms varying from six months to one year. Rental fees under this lease are determined on a per day basis in amounts of $1.65 per day of $1.75 per day depending upon the model of tank rented. As of September 30, 2008 and December 31, 2007, the Company leases these tanks on a day to day basis.

ESP Resources, Inc.
(A Wholly-Owned Subsidiary of ESP Enterprises, Inc.)
Notes To Unaudited Condensed Consolidated Financial Statements
September 30, 2008

(F)	RELATED PARTY TRANSACTIONS

At September 30, 2008, the Company had balances due from shareholder in the amount of $20,000.

At September 30, 2008, the Company had an advance from its parent, ESP Enterprises Inc. in the amount of $785,000.

At September 30, 2008,the Company had a balance due to a stockholder in the amount of $100 which was used to fund the initial operations of the Company.

During June 2008, the Company provided a capital loan of $42,700 to a Company owned by a brother of one of our officers. The loan is unsecured, bears interest at 7% per annum, and is due December 31, 2008.

SELECTED UNAUDITED PRO FORMA CONDENSED
CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated balance sheet and statement of operations and related notes are presented to show the pro forma effects of the acquisition of Pantera Petroleum, Inc. (“Pantera”). The pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and for the nine months ended September 30, 2008 are presented to show income from continuing operations as if the Pantera acquisition occurred as of the beginning of each of the periods. The pro forma condensed consolidated balance sheet as of September 30, 2008 is presented to show the financial position as if the Pantera acquisitions occurred as of September 30, 2008.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. The pro forma data are not necessarily indicative of the financial results that would have been attained had the acquisition of Pantera occurred on the dates referenced above and should not be viewed as indicative of operations in future periods. The unaudited pro forma condensed consolidated balance sheet and statement of operations should be read in conjunction with notes thereto and the financial statements as of and for the year ended December 31, 2007 and the financial statements as of and for the nine months ended September 30, 2008 for ESP Resources, Inc. (“ESP”) and the financial statements as of and for the year ended May 31, 2008 and the financial statements as of and for the six months ended November 30, 2008 for Pantera included elsewhere in this Form 8-K.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of September 30, 2008

				Pro Forma	Pro Forma
	ESP	Pantera		Adjustments	Consolidated
Assets
Cash	$48,418	$12,426			$60,844
Accounts receivable, net	237,692	-			237,692
Inventories, net	218,385	-			218,385
Prepaid expenses	21,952	18,231			40,183
Due from related parties	52,700	-			52,700
Other receivables	20,000	-			20,000
Total current assets	599,147	30,657			629,804

Property and equipment, net	335,282	2,626			337,908
Oil and gas properties, unproven	-	1,067,382			1,067,382
Security deposit	8,750	-			8,750
Notes receivable, net	-	275,526			275,526
Restricted cash	23,064	-			23,064
Total assets	$966,243	$1,376,191	$		$2,342,434

Liabilities and stockholders' equity
(deficit)
Accounts payable and accrued expenses	$263,474	$48,274			$311,748
Factoring payable	208,048	-			208,048
Current portion of capital lease	7,951	-			7,951
Accrued sales and payroll tax	6,974	-			6,974
Accounts payable, related party	100	55,000			55,100
Insurance financing	3,338	-			3,338
Current maturities of long term debt	162,620	87,190			249,810
Total current liabilities	652,505	190,464			842,969

Long term debt, net	29,410	280,581			309,991
Capital lease obligation, net	29,825	-			29,825
Due to related party	785,000	-			785,000
Deferred lease costs	38,000	-			38,000
Total liabilities	1,534,740	471,045			2,005,785

Stockholders' equity
Common stock	14,634	4,572			19,206
Additional paid-in capital	(11,634)	3,327,752			3,316,118
Subscriptions receivable	(1,000)	-			(1,000)
Retained earnings (deficit)	(570,497)	(2,427,178)			(2,997,675)
Total stockholders' equity (deficit)	(568,497)	905,146			336,649
Total liabilities and stockholders' equity	$966,243	$1,376,191	$		$2,342,434

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ESP – Year Ended December 31, 2007
Pantera – Year Ended November 30, 2007

			Pro forma		Pro forma
	ESP	Pantera	Adjustments		Consolidated
Sales, net	$697,122	$-			$697,122
Cost of goods sold	644,985	-			644,985
Gross profit	52,137	-			52,137
Operating expenses:
General and administrative	428,897	142,505			571,402
Loss on sale of assets	429	-			429
Write down of license
agreement and equipment	-	2,767			2,767
Total operating expenses	429,326	145,272			574,598
Loss from operations	(377,189)	(145,272)			(522,461)
Other income (expense):
Interest expense	(4,920)	(610)			(5,530)
Factoring fees	(29,979)	-			(29,979)
Interest income	37	-			37
Other income (expense)	(261)	-			(261)
Total other income (expense)	(35,123)	(610)			(35,733)

Net loss	$(412,312)	$(145,882)			$(558,194)

Net loss per share:
Basic and diluted	$(0.03)	N/A			$(0.03)

Weighted average shares
outstanding:
Basic and diluted	12,859,338	N/A	4,572,283	(a)	17,431,621

See notes to unaudited pro forma condensed consolidated financial statements.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
ESP – Nine Months Ended September 30, 2008
Pantera – Nine Months Ended August 31, 2008

			Pro forma	Pro forma
	ESP	Pantera	Adjustments	Consolidated
Sales, net	$1,386,219	$536		$1,386,755
Cost of goods sold	925,431	-		925,431
Gross profit	460,788	536		461,324
Operating expenses:
Depreciation, depletion and
amortization	16,952	100		17,052
General and administrative	542,292	1,515,225		2,057,517
Total operating expenses	559,244	1,515,325		2,074,569
Loss from operations	(98,456)	(1,514,789)		(1,613,245)
Other income (expense):
Interest expense	(11,961)	(3,204)		(15,165)
Factoring fees	(44,606)	-		(44,606)
Interest income	104	-		104
Other expense	(840)	-		(840)
Total other income (expense)	(57,303)	(3,204)		(60,507)

Net loss	$(155,759)	$(1,517,993)		$(1,673,752)

Net loss per share:
Basic and diluted	$(0.01)	N/A		$(0.09)

Weighted average shares
outstanding:
Basic and diluted	14,634,146	N/A	4,572,283 (a)	19,206,429

See notes to unaudited pro forma condensed consolidated financial statements.

ESP RESOURCE, INC.
NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

The acquisition of Pantera is described elsewhere in this current report on Form 8-K. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2008 is based on the financial statements as of September 30, 2008 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 are based on the financial statements of ESP for the year ended December 31, 2007 and the financial statements of Pantera for the year ended November 30, 2007 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2008 are based on the financial statements of ESP for the nine months ended September 30, 2008 and the financial statements of Pantera for the nine months ended August 31, 2008 and the adjustments and assumptions described below.

2. Pro Forma Adjustments:

The unaudited pro forma condensed consolidated financial statements reflect the following adjustments:

(a) Record the additional shares outstanding as a result of recording the acquisition of Pantera by ESP.